Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Zeta Global Holdings Corp. and the effectiveness of Zeta Global Holdings Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Zeta Global Holdings Corp. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

February 25, 2026